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                                                                   Exhibit 99(a)


                        FIRST UNITED BANCSHARES, INC.


PROXY

        The undersigned hereby appoints James V. Kelley and John E. Burns or both of them acting in the absence of the others, as attorneys and proxies of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of First United Banchsares, Inc. ("First United") to be held on March 30, 1994 at 2:00 p.m. local time at the First National Bank Building, Main and Washington Streets, El Dorado, Arkansas and at any adjournment or adjournments thereof and to vote all shares of stock of First United held of record by the undersigend.

        1. Approval of the Agreement and Plan of Reorganization which provides for the merger of InvestArk Bankshares, Inc. into First United.

               FOR ____          AGAINST ____          ABSTAIN ____

        2. In their discretion on such other matters as may properly come before the meeting.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  (Continued and to be signed on other side)





THIS PROXY WILL BE VOTED AS DIRECTED BUT, WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. A COPY OF THE PROXY STATEMENT HAS BEEN RECEIVED BY THE UNDERSIGNED.


DATED: ____________________                ______________________________
                                           Signature




                                           ______________________________
                                           Signature



Please sign exactly as name(s) appear(s) heron and return promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your title as such.


___ PLEASE CHECK IF YOU PLAN TO ATTEND THIS MEETING